FOR IMMEDIATE RELEASE

CONTACTS:

For Pinnacle	For CapitalMark

Harold Carpenter (investment community)	Kelly Spencer (news media)
(615) 744-3742	(423) 386-2832 http://www.capitalmark.com

Nikki Klemmer (news media)
(615) 743-6132 http://www.pnfp.com

PINNACLE FINANCIAL PARTNERS ANNOUNCES AGREEMENT TO

ACQUIRE CAPITALMARK BANK & TRUST

Pinnacle expands to high-growth Chattanooga market

Accretive to firm’s operating earnings in first year

Webcast to begin at 9:00 a.m. CDT

April 8, 2015

Presentation and streaming audio: http://www.pnfp.com

Audio only: 1-877-602-7944

NASHVILLE and CHATTANOOGA, Tenn., April 7, 2015 – Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) (“Pinnacle”) and CapitalMark Bank & Trust (“CapitalMark”) jointly announced today the signing of a definitive agreement for Pinnacle to acquire CapitalMark via merger. The proposed merger of CapitalMark with and into Pinnacle has been approved by each company’s Board of Directors and is expected to close late in the third quarter or early in the fourth quarter of 2015. Completion of the transaction is subject to satisfaction of customary closing conditions, including the receipt of required regulatory approvals and the approval of CapitalMark’s shareholders.

At the time of closing, the combined companies are projected to have total assets of more than $7 billion, with Pinnacle operating 37 offices in 12 counties, including three high-growth counties new to the Pinnacle footprint.

R. Craig Holley, chairman, president and chief executive officer of CapitalMark, will be named Chattanooga chairman for Pinnacle after the acquisition is consummated. He will serve on Pinnacle’s 10-member Senior Leadership Team and will report to Pinnacle’s president and chief executive officer, M. Terry Turner.

“CapitalMark is excited to partner with an organization that shares our commitment to excellent client service and has demonstrated strong operating performance and a long-term track record of growth,” Holley said. “I strongly believe that, collectively, the two franchises can accomplish more, grow more efficiently and realize more value for our shareholders together than independently. Since CapitalMark’s founding in 2007 we have focused on businesses and their owners, and we will continue that tradition with Pinnacle.”

The combination of Pinnacle and CapitalMark provides many opportunities to both companies’ shareholders, including:

•	Growth potential – Pinnacle and CapitalMark are among the highest performing or fastest growing banks in the United States. Pinnacle was the second-highest performing bank stock in the nation from fourth quarter 2000 to fourth quarter 2014, and its stock is up 12.44 percent in the first quarter of 2015. CapitalMark is among the fastest growing in terms of total assets from the field of over 131 banks that opened in 2007.

•	Expansion of Pinnacle’s presence to a third urban, high-growth market in Tennessee. Currently, the Chattanooga MSA is the fourth-largest market area in Tennessee as measured by both deposits and population. From April 1, 2010, to July 1, 2013, Chattanooga’s population grew at a faster rate than the state and national average, according to the U.S. Census Bureau.

•	Accretion to Pinnacle’s operating earnings and modest dilution to tangible book value with an approximate earn-back period of 2.5 years.

•	Excellent credit quality from both institutions, which is the principal determinant of a bank’s ability to provide long-term shareholder value.

“This acquisition is consistent with Pinnacle’s strategy to grow rapidly while operating in all of Tennessee’s four urban markets. CapitalMark has built a very successful firm in Chattanooga and the surrounding areas,” Pinnacle CEO Turner said. “In addition to accelerating the rapid growth we had already projected for Pinnacle, this acquisition brings together two institutions with strong records of performance, credit quality, client satisfaction and a highly complementary geographic footprint. CapitalMark had many strategic opportunities to consider, and we are excited to have them join us.”

Under the terms of the merger agreement, CapitalMark shareholders will have the option to either convert their outstanding shares of common stock into 0.50 shares of Pinnacle’s common stock plus cash in lieu of any fractional shares, or to convert their shares into a cash payment equal to the product of 0.50 multiplied by the average trading price for Pinnacle’s common stock on the Nasdaq Global Select Market for a 10-day period prior to the closing of the transaction, provided that 90 percent of the consideration paid to the CapitalMark common shareholders shall be paid in shares of Pinnacle’s common stock.

Additionally, CapitalMark’s outstanding stock options will be converted into approximately 860,000 Pinnacle options and will be fully vested upon consummation of the merger pursuant to CapitalMark’ s stock option plan. At closing, CapitalMark shareholders will own approximately 9.7 percent of the combined firm on a fully diluted basis.

The transaction is currently valued at approximately $187.0 million based on Pinnacle’s closing price on April 7, 2015, and is comprised of stock consideration of approximately 3.3 million shares of PNFP common stock and $16.4 million in cash. Additionally, Pinnacle plans to redeem at closing the $18.2 million in preferred stock issued by CapitalMark in connection with its participation in the U.S. Treasury’s Small Business Lending Fund program.

CapitalMark reported $968 million in total assets and $840 million in deposits as of March 31, 2015, and currently operates four offices in Tennessee, one each in Chattanooga and Cleveland, as well as two in the Knoxville market. During the first quarter of 2015, CapitalMark reported loan growth of $48 million and deposit growth of $60 million.

CapitalMark’s tangible equity approximated $10.93 per common share as of March 31, 2015, and the firm reported first quarter 2015 net income of approximately $2.3 million. CapitalMark’s return on average assets for the first quarter of 2015 was 1.00 percent, its net interest margin was 3.85 percent, and its efficiency ratio was 59.8 percent.

Pinnacle, with 29 offices in eight Middle Tennessee counties and five offices in Knox County, reported total assets of $6.0 billion and total deposits of nearly $4.8 billion as of Dec. 31, 2014.

Pinnacle plans to consolidate CapitalMark’s Knoxville office into nearby Pinnacle locations in Knox County and to redeploy the staff from these offices to other nearby offices. The combined institution will have the No. 4 market share in the Nashville MSA; the No. 4 market share in the Chattanooga MSA; and the No. 6 share position in the Knoxville MSA.

Upon consummation of the merger, CapitalMark director Charles E. Brock, president and CEO of Launch Tennessee, is expected to become a director of Pinnacle’s board. Additionally, Kenneth C. Dyer III, CapitalMark’s banking group president, will become Pinnacle’s Chattanooga president and a member of its Leadership Team. R. Ryan Murphy III, CapitalMark’s business unit group head, will be responsible for Pinnacle’s client services group in Chattanooga and also will join its Leadership Team.

“CapitalMark is an impressive franchise that has been built in a manner similar to Pinnacle: by attracting the best financial services professionals and providing them a platform to serve their clients in a distinctive way,” Pinnacle Chairman Robert A. McCabe Jr. said. “We look forward to offering expanded wealth management capabilities, including trust, brokerage, investment advisory services and insurance to the CapitalMark client base. Pinnacle is also excited about investing in Chattanooga with several new office locations planned over the next few years and contributions to the organizations that make a positive difference in this market.”

Systems conversions are scheduled to be completed during the second quarter of 2016. Until that time, CapitalMark will continue to operate under its current brand as a division of Pinnacle Bank.

Sterne, Agee & Leach, Inc. served as financial advisor to Pinnacle, and Bass, Berry & Sims PLC was Pinnacle’s legal advisor. Raymond James Financial Services and Banks Street Partners acted as financial advisors to CapitalMark, and Butler Snow LLP was CapitalMark’s legal advisor.

In connection with the proposed acquisition of CapitalMark, Pinnacle will file with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of Pinnacle common stock to be issued to the shareholders of CapitalMark.

Pinnacle will host a webcast conference call to discuss the definitive agreement and other aspects of the business combination at 9:00 a.m. CDT on Wednesday, April 8, 2015. To access the call for audio only, please call 1-877-602-7944. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle’s website at www.pnfp.com.

For those unable to participate in the webcast, it will be archived on the investor relations page of Pinnacle’s website at www.pnfp.com for 90 days following the presentation.

About Pinnacle

Pinnacle Financial Partners provides a full range of banking, investment, trust, mortgage and insurance products and services designed for businesses and their owners and individuals interested in a comprehensive relationship with their financial institution.

The firm began operations in a single downtown Nashville location in October 2000 and has since grown to approximately $6.0 billion in assets at Dec. 31, 2014. At Dec. 31, 2014, Pinnacle is the second-largest bank holding company headquartered in Tennessee, with 29 offices in eight Middle Tennessee counties and five offices in Knoxville. Additionally, Great Place to Work® named Pinnacle one of the best workplaces in the United States on its 2014 Best Small & Medium Workplaces list published in FORTUNE magazine. The American Banker also recognized Pinnacle as the second best bank to work for in the country.

Additional information concerning Pinnacle, which is included in the NASDAQ Financial-100 Index, can be accessed at www.pnfp.com.

About CapitalMark

CapitalMark Bank & Trust is a full-service commercial bank with four private client offices in Chattanooga, Cleveland, Knoxville and Oak Ridge. CapitalMark’s Banker Teams serve the needs of privately owned businesses, their owners and managers, as well as professionals, executives and their families. Services offered include mortgage, trust and wealth management. For more information, please visit: capitalmark.com.

Additional Information and Where to Find It

In connection with the proposed merger, Pinnacle Financial Partners, Inc. (“Pinnacle”) intends to file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) to register the shares of Pinnacle common stock that will be issued to CapitalMark’s shareholders in connection with the transaction. The registration statement will include a proxy statement/prospectus (that will be delivered to CapitalMark’s shareholders in connection with their required approval of the proposed merger) and other relevant materials in connection with the proposed merger transaction involving Pinnacle Bank and CapitalMark Bank & Trust (“CapitalMark”).

INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PINNACLE, CAPITALMARK AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of these documents once they are available through the website maintained by the SEC at http://www.sec.gov. Free copies of the proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Pinnacle Financial Partners Inc., 150 3rd Avenue South, Suite 980, Nashville, TN 37201, Attention: Investor Relations (615) 744-3742 or CapitalMark, 801 Broad St., Chattanooga, TN 37402, Attention: Investor Relations (423) 386-2828.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking including statements about the benefits to Pinnacle of the proposed merger transaction, Pinnacle’s future financial and operating results (including the anticipated impact of the merger on Pinnacle’s earnings and tangible book value) and Pinnacle’s plans, objectives and intentions. All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of Pinnacle to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others, (1) the risk that the cost savings and any revenue synergies from the merger may not be realized or take longer than anticipated to be realized, (2) disruption from the merger with customers, suppliers or employee relationships, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (4) the risk of successful integration of the two companies’ businesses, (5) the failure of CapitalMark’s shareholders to approve the merger, (6) the amount of the costs, fees, expenses and charges related to the merger, (7) the ability to obtain required governmental approvals of the proposed terms of the merger, (8) reputational risk and the reaction of the parties’ customers to the proposed merger, (9) the failure of the closing conditions to be satisfied, (10) the risk that the integration of CapitalMark’s operations with Pinnacle’s will be materially delayed or will be more costly or difficult than expected, (11) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by Pinnacle’s issuance of additional shares of its common stock in the merger and (13) general competitive, economic, politics of and market conditions. Additional factors which could affect the forward looking statements can be found in Pinnacle’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with or furnished to the SEC and available on the SEC’s website at http://www.sec.gov. Pinnacle and CapitalMark disclaim any obligation to update or revise any forward-looking statements contained in this release which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

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Pinnacle Financial Partners and CapitalMark Bank & Trust

Merger Fact Sheet

April 7, 2015

Anticipated Size at Closing (Projected for late third or early fourth quarter 2015)

•	More than $7 billion in assets

•	Pinnacle – $6.0 billion (as of Dec. 31, 2014)

•	CapitalMark – $968 million (as of March 31, 2015)

•	Second-largest bank holding company headquartered in Tennessee

•	Fourth-largest market share in the Nashville-Davidson-Murfreesboro MSA

•	Fourth-largest market share in Chattanooga MSA

•	Sixth-largest market share in Knoxville MSA

Current Offices

•	Pinnacle: 34

•	CapitalMark: 4

County	Pinnacle	CapitalMark
Anderson		1
Bedford	1
Bradley		1
Cheatham	1
Davidson	9
Dickson	1
Hamilton		1
Knox	5	1	*
Rutherford	8
Sumner	1
Wilson	4
Williamson	4

*	CapitalMark’s downtown Knoxville office will be consolidated with nearby Pinnacle locations in Knox County.

Number of Associates at March 31, 2015

•	Pinnacle: 800

•	CapitalMark: 114

Map of Combined Footprint

Trading Symbols

•	Pinnacle: PNFP (Nasdaq/NGS)

•	CapitalMark: N/A

Websites

•	Pinnacle: http://www.pnfp.com

•	CapitalMark: http://www.capitalmark.com